Exhibit 23.2




MORGENSTERN,SVOBODA & BAER, CPA'S,
CERTIFIED PUBLIC ACCOUNTANTS
40 Exchange Place, Suite 1820
New York, NY 10005
TEL: (212) 925-9490
FAX: (212) 226-9134
E-MAIL: MSBCPAS@gmail.COM


Board of Directors
Biostar Pharmaceuticals, Inc.



                         CONSENT OF INDEPENDENT AUDITORS


         We Consent to the incorporation in the Registration Statement of Biostar Pharmaceuticals, Inc. (the "Company") on Form SB-2 of our reports on the Financial Statements of Shanxi Aoxing Pharmacy Co., Inc., as it's registered auditors dated April 30, 2007 for the years ended December 31, 2006 and 2005. We further consent to the reference to us in the section on Experts.



Respectfully submitted,






/s/Morgenstern , Svoboda & Baer, CPA's, P.C.
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Morgenstern , Svoboda & Baer, CPA's, P.C.
New York, N.Y.
November 13, 2007